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                                                                    Exhibit 99.1



[QLT INC. LOGO]

QLT Inc.     887 Great Northern Way             t 604.707.7000
             Vancouver, BC Canada V5T 4T5       f 604.707.7001
                                                www.qltinc.com

news release


            VISUDYNE(R) APPROVED IN JAPAN FOR TREATMENT OF AGE-RELATED
                           MACULAR DEGENERATION (AMD)

FOR IMMEDIATE RELEASE                                           OCTOBER 16, 2003

VANCOUVER, CANADA AND BASEL, SWITZERLAND--QLT Inc. (NASDAQ: QLTI; TSX: QLT) and Novartis Ophthalmics, the eye health unit of Novartis AG (NYSE: NVS) announced today that health authorities in Japan have approved Visudyne(R) (verteporfin) for the treatment of the "wet" form of age-related macular degeneration (AMD), the leading cause of blindness in people over age 50.

Specifically, Visudyne has been approved for the orphan indication of AMD with all types of subfoveal choroidal neovascularization (CNV). Patients with this serious condition lose their ability to read, drive and recognise faces in a few months.

"The approval in Japan is a significant step in our efforts to expand the Visudyne franchise," said Paul Hastings, President and Chief Executive Officer of QLT Inc. "We will now focus our efforts on securing reimbursement to ensure that this treatment is available to the thousands of AMD patients in Japan who previously had no other option due to the lack of any effective means to treat this disease."

Approval was based on the results of a well-designed 12-month clinical study conducted in Japan, which confirmed the efficacy and safety profile of Visudyne as demonstrated in 3 large randomized controlled trials conducted in the rest of the world. In fact, approximately 2 patients out of 3 participating in this study either maintained or improved their vision as a result of Visudyne therapy.

The submission of a new drug application in Japan for Visudyne was made in April 2002. Visudyne was evaluated in Japan as a therapeutic drug for the wet form of AMD following its designation as an orphan drug in June 1997.

"We are thrilled that Visudyne has been approved in Japan," said Flemming Ornskov, MD, MPH, Head, Ophthalmics Business Unit, Novartis. "This is another milestone in our continued efforts to bring Visudyne, the standard of care in AMD treatment, to patients worldwide."





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Visudyne therapy is a two-step procedure. Following intravenous administration,
Visudyne is activated by a non-thermal laser light. The process is known as photodynamic therapy. Visudyne selectively targets abnormal blood vessels under the retina, resulting in a reduction in their growth, without affecting normal/healthy retina tissue. This, in turn, stops the leakage associated with wet AMD. However, it is important for patients to be diagnosed and treated early if they are to gain maximal benefit from treatment with Visudyne. In Japan, Carl Zeiss Co., Ltd., and Lumenis Japan, Ltd. have submitted approval applications for laser devices, which would be used in Visudyne therapy.

ABOUT AMD

AMD is the leading cause of legal blindness in people over the age of 50. Its associated vision loss has been shown to significantly decrease quality of life. Everyday tasks such as driving and walking can be severely affected. Awareness of the condition and treatment in the initial stages of the disease are essential for patients to take the necessary steps that lead to diagnosis and early treatment to halt progression of AMD.

Vision loss from AMD occurs in two forms: dry and wet. The dry form is associated with atrophic cell death of the central retina. The wet form is caused by growth of abnormal blood vessels (CNV) under the central part of the retina or macula. These vessels leak fluid and blood and cause scar tissue that destroys the central retina. This results in a deterioration of sight over a period of months to years

ABOUT VISUDYNE

Visudyne is the only drug approved for the treatment of some forms of wet AMD and has been used in more than 250,000 patients worldwide. Visudyne is commercially available in more than 70 countries for the treatment of predominantly classic subfoveal CNV and in over 40 countries for occult subfoveal CNV caused by AMD. It is also approved in more than 55 countries, including the EU, U.S. and Canada, for the treatment of subfoveal CNV due to pathologic myopia (severe near-sightedness). In some countries Visudyne is also approved for presumed ocular histoplasmosis or other macular diseases.

Visudyne is generally well tolerated and has an excellent safety profile. Potential side effects include injection site reactions, back pain, blurring, decreased sharpness and gaps in vision, and in one to five per cent of patients, a substantial decrease in vision with partial recovery. After treatment, patients should avoid direct sunlight for five days to avoid sunburn. People with porphyria should not be treated. For more information visit www.visudyne.com.

Visudyne(R) is a trademark of Novartis AG.


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Certain statements in this press release constitute "forward-looking statements"
of QLT within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to anticipated use of Visudyne by patients with wet AMD in Japan, opportunities to gain market acceptance for Visudyne in Japan, the ability to attain reimbursement for Visudyne in Japan and the ability of Carl Zeiss Co., Ltd. and Lumenis Japan, Ltd. to obtain marketing approval for their laser devices in Japan. These statements are only predictions and actual events or results may differ materially. Factors that could cause such actual events or results expressed or implied by such forward-looking statements to differ materially from any future results expressed or implied by such statements include, but are not limited to: the risk that we may be unable to successfully market and/or gain market acceptance for Visudyne in Japan, future sales of Visudyne in Japan may be less than expected, we have no assurance that we will be able to obtain reimbursement for the use of Visudyne in Japan and the uncertainty of and timing of pricing and reimbursement for Visudyne in Japan may limit the future sales of Visudyne in Japan, the future sales of Visudyne in Japan is dependant on the ability of the suppliers of laser devices used with Visudyne therapy to obtain, and the timing of, marketing approval for their laser devices in Japan, we are dependent on third-parties to commercialise Visudyne and other factors described in detail in QLT's Annual Information Form on Form 10-K, quarterly reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on our current expectations and QLT is not obligated to update such information to reflect later events or developments.

BACKGROUND ON QLT INC. AND NOVARTIS OPHTHALMICS

QLT INC. (Nasdaq: QLTI; TSE: QLT) is a global pharmaceutical company specialising in the discovery, development and commercialisation of innovative therapies to treat cancer, eye diseases and niche areas for which treatments can be marketed by a specialty sales force. Combining expertise in ophthalmology, oncology and photodynamic therapy, QLT has commercialised two products to date, including Visudyne therapy, which is the most successfully launched ophthalmology product ever. For more information, visit our web site at www.qltinc.com

NOVARTIS PHARMA AG, OPHTHALMICS: With worldwide headquarters in Basel, Switzerland, the Novartis Ophthalmics Business Unit is a global leader in research, development and manufacturing of leading ophthalmic pharmaceuticals that assist in the treatment of age-related macular degeneration, eye inflammation, glaucoma, ocular allergies and other diseases and disorders of the eye. Novartis Ophthalmics products are available in more than 110 different countries. The North American headquarters is based in East Hanover, New Jersey. Novartis Ophthalmics products are made in Switzerland, France and Canada. For more information, visit www.novartisophthalmics.com or www.novartisophthalmics.com/us.






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NOVARTIS AG (NYSE: NVS) is a world leader in pharmaceuticals and consumer health. In 2002, the Group's businesses achieved sales of USD 20.9 billion and a net income of USD 4.7 billion. The Group invested approximately USD 2.8 billion in R&D. Headquartered in Basel, Switzerland, Novartis Group companies employ about 78,200 people and operate in over 140 countries around the world. For further information please consult http://www.novartis.com.



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CONTACTS:

QLT Inc.:
Vancouver, Canada
Therese Hayes/Tamara Hicks
Telephone:  604-707-7000 or 1-800-663-5486  Fax:  604-707-7001

Novartis Ophthalmics, North America:
East Hanover, New Jersey, USA
Laurie Wooding
Telephone:  862-778-2104  Fax:  973-781-2046


QLT Inc. is listed on The Nasdaq Stock Market under the trading symbol "QLTI" and on The Toronto Stock Exchange under the trading symbol "QLT."








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